UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  June 3, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On June 3, 2013 (the “Effective Date”), the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”) adopted an amendment (the “Plan Amendment”) to the Company’s 2011 Equity Incentive Plan (the “Plan”) to (i) increase the maximum number of shares of the Company’s common stock that may be issued pursuant to or subject to outstanding awards under the Plan from 4,252,953 to 5,002,953 and (ii) allow the Plan to be amended without stockholder approval except to the extent stockholder approval is necessary to comply with applicable laws or the rules of any relevant stock exchange.

The preceding descriptions of the Plan and the Plan Amendment are qualified in their entirety by reference to the full text of the Plan, as amended by the Plan Amendment, which is filed as an Exhibit to this Current Report on Form 8-K.

(f)

On the Effective Date, the Board also approved, based on the recommendation of the Compensation Committee of the Board, (i) the 2013 annual base salaries for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”) and (ii) cash bonus payments for the 2012 fiscal year to be paid to the Named Executives.

Identified below is the 2012 cash bonus award and 2013 annual base salary with respect to each of the Named Executives. The 2013 base salary amounts approved by the Board for the Named Executives represent no change to the 2012 base salaries of the Named Executives.

Name and Title	2013 Base Salary	2012 Bonus

Michael S. Wyzga, President and Chief Executive Officer	$500,000	$150,000

Louis Brenner, Chief Medical Officer	$330,000	$99,000

Michael Franken, Sr. Vice President and Chief Business Officer	$275,000	$63,288

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Radius Health, Inc. 2011 Equity Incentive Plan, as amended